UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Western Alliance Bancorporation

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Western Alliance Bank®

Proxy Statement

Notice of 2021 Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2021 Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE

Tuesday, June 15, 2021 11:00 a.m., local time	One E. Washington Street Suite 1400 Phoenix, Arizona	April 16, 2021

Voting Matters and Board Recommendations			How to Vote

Proposal No.		Board Recommendation

Internet

by going to www.proxypush.com/WAL and
following the online instructions. You will
need information from your Notice of
Internet Availability or proxy card, as
applicable, to submit your proxy.

Telephone

by calling 1-866-249-5139 and
following the voice prompts. You will need
information from your Notice of Internet
Availability or proxy card, as applicable, to
submit your proxy.

Mail

(if you request to receive your
proxy materials by mail):
by marking your vote on your proxy card,
signing your name exactly as it appears on
your proxy card, dating your proxy card, and
returning it in the envelope provided.

1.	Election of Directors. To elect thirteen directors to the Board of Directors for a one-year term (“Proposal No. 1” or “Election of Directors”)	“FOR”
2.	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 2” or “Say-on-Pay”)	“FOR”
3.	Ratification of Auditor. To ratify the appointment of RSM US LLP as the Company’s independent auditor (“Proposal No. 3” or “Ratification of Auditor”)	“FOR”

By order of the Board of Directors,

Randall S. Theisen

Secretary

Phoenix, Arizona

April 30, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2021: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available free of charge online at www.proxydocs.com/WAL. We first mailed the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the internet to our stockholders on or about April 30, 2021.

WESTERN ALLIANCE | ABOUT US

WESTERN ALLIANCE PERFORMANCE

With more than $36 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. The company was #1 best-performing of the 50 largest public U.S. banks in the most recent S&P Global Market Intelligence listing and ranks high on the Forbes “Best Banks in America” list year after year. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide.

Top Performing Commercial Client Focused Bank

We believe stockholder value is deeply correlated to loan, deposit and revenue growth, outstanding asset quality, and predictable and sustainable earnings.

KEY

  2020 Performance

Top-tier performance Net Income of $506.6M Pre-Provision Net Revenue* $746.1M 19.7% YoY Growth	Total Assets	Loan Growth	Deposit Growth
	$36B $9B YoY growth	$5.9B 28.1% YoY growth	$9.1B 40.1% YoY growth

	Earnings	ROATCE*	Efficiency Ratio*
	11th consecutive year of rising earnings	17.8%	38.8%

	Record Net Revenues	ROAA	Earnings Per Share
	$1.2B	1.61%	$5.04 4.1% YoY growth

*	Non-GAAP financial measure: See our 2020 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.

i            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

WESTERN ALLIANCE | ABOUT US

Significant Capital Base	Focused Asset Quality Management	Strong Liquidity Access

• Tangible Common Equity/ Total Assets of 8.6%* • Common Equity Tier 1 ratio of 9.9% • Tangible Book Value Per Share: $30.90 (16.4% YoY growth); grown by 146% over the past 5 years*

•  Strong risk management culture and framework established throughout organization

•  2020 Net Charge Offs of 6bps, compared to 17bps for peers

•  Non-performing assets of 0.32%, 7bps below average of peers**

• Loan growth funded through core deposits • $9.1B in unused borrowing capacity • $3.9B unpledged marketable securities

STRATEGIC

  Objectives

•  Support clients and communities through the challenging operating environment.

•  Promote disciplined and thoughtful loan growth solely funded with deposits.

•  Preserve limited risk profile of loan composition.

•  Maintain industry-leading operating efficiency.

•  Carefully manage our balance sheet with regards to asset sensitivity.

•  Support foundational risk management practices with a strong capital base, focused asset quality, and access to ample liquidity.

SUCCESSFUL

  Acquisitions

The Company acquired Galton Funding in October 2020 to supplement its residential lending initiative. Galton is a residential mortgage platform that specializes in the acquisition of prime non-agency residential home loans. The acquisition was a low risk, low cost entry point to build a meaningful residential mortgage business line at an accelerated timeframe with over 100 additional mortgage originator relationships.

The acquisition of AmeriHome Mortgage Company in April 2021 extends WAL’s National Commercial Bank Strategy with a correspondent mortgage platform that enhances growth, returns and diversification. AmeriHome brings a B2B approach to the mortgage ecosystem through its relationships with over 700 independent correspondent mortgage originator clients, including independent mortgage bankers, community and regional banks, and credit unions of all sizes. AmeriHome’s combination of business model, diversified and complementary channels, and sophisticated portfolio management strategies has successfully generated consistent and profitable returns throughout rate environments and economic cycles. The transaction also markedly increases the contribution from non-interest income sources.

*	Non-GAAP financial measure: See our 2020 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.
**	Peers consist of 61 major exchange traded banks with total assets between $15B and $150B as of December 31, 2020, excluding target banks of pending acquisitions.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            ii

WESTERN ALLIANCE | ABOUT US

STOCKHOLDER ENGAGEMENT

We maintain an ongoing, proactive outreach effort with our stockholders in a variety of ways. Throughout the year, our Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings often include our CEO, CFO, or line of business leaders in order to engage stockholders and solicit feedback on various topics relevant to the Company’s performance and strategy. During 2020, our Chief Credit Officer also participated in quarterly earnings calls to provide detailed credit updates to our stockholders. Additionally, we augmented our disclosures to address stockholder inquiries related to credit trends in loan categories impacted by the COVID-19 pandemic.

During 2020, as part of a proactive stockholder engagement strategy, management dedicated extra time and resources to address inbound investor inquiries related to the changing operating environment created by the COVID-19 pandemic. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet both in person and virtually with existing and prospective investors. The feedback received from our stockholders is communicated to business leaders and the Board of Directors (the “Board” or “Board of Directors”), and helps inform our business decisions and strategy, when appropriate.

ENGAGEMENT

  Strategies

Who we engage: ∎ Institutional stockholders ∎ Retail stockholders ∎ Equity research analysts ∎ Proxy advisory firms ∎ Industry thought leaders	How we communicate: ∎ Proxy Statement ∎ Annual Report ∎ SEC Filings ∎ Press Releases ∎ Investor relations website ∎ Investor meetings

2020 Engagements

∎  Met with stockholders and interested investors located across the country

∎  Attended 12 investor conferences and 4 research analyst hosted meetings with management

∎  Executive Management participated in 3 non-deal roadshows

∎  Chief Executive Officer and Executive Chairman conducted the 2020 Annual Meeting of the Stockholders

Topics we discussed:

∎  Business strategy and execution

∎  Financial Performance

∎  Asset quality and risk oversight

∎  Credit quality trends and expectations of portfolios impacted by COVID-19

∎  Compensation & incentives

∎  ESG disclosures

∎  Board composition

∎  Ad hoc topics

How we engage:
∎ Stockholder engagement program ∎ Quarterly earnings calls ∎ Investor conferences ∎ Annual Stockholder Meeting

iii            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

WESTERN ALLIANCE | ENVIRONMENTAL, SOCIAL & GOVERNANCE

COVID-19 RESPONSE

The events of 2020 were unprecedented, pushing the Company to work tirelessly and think creatively about meeting the new world head on. Management focused the Company’s response to support three of our core constituencies in the following ways.

For Our People

From the outset of the COVID -19 pandemic, protecting our people became Western Alliance’s top priority. We quickly moved the majority of our employees to work remotely, while ensuring our essential services kept functioning. We installed protective barriers for essential employees and provided personal protective equipment (“PPE”), including masks, thermometers, hand sanitizer and anti-microbial keys, for all employees. We created a Pandemic Procedure, prepared COVID-19 floor plans and ensured proper social distancing and related safety protocols. We performed job hazard assessments for all essential workers and modified our HVAC systems per Center for Disease Control and Prevention guidelines to include higher MERV filters and air scrubbers in all applicable locations. Our thorough approach protected our people, allowed our employees to return safely to their offices, and kept our doors open for our customers.

For Our Customers

The COVID-19 pandemic and associated social distancing guidance and government mandates caused financial uncertainty and distress for businesses of all sizes across the country. In response, Congress determined the banking industry should act as a conduit for financial aid during the economic crisis caused by the COVID-19 pandemic. The Company rose to that task, quickly assembled a team and process to accept applications, and financed 4,777 Paycheck Protection Program (PPP) loans totaling $1.9 billion as of December 31, 2020. The PPP loans allowed borrowers to retain 42,510 jobs while also creating 8,429 jobs during the pandemic. The Company also worked directly with its distressed customers to modify 583 commercial loans totaling $2.7 billion, providing for deferred or modified payment structures through the crisis.

For Our Community

Meeting the needs of our community remains a core value of Western Alliance. In 2020, the Company focused on how it could respond to the most pressing demands of the crisis, and donated $2.2 million in support of organizations that provided food, shelter, and PPE supplies for essential workers and low to moderate-income communities directly impacted by the pandemic.

In spite of the pandemic, the Company was also able to continue making a positive impact on the community in many of the same ways it has in previous years:

•  Provided 6,071 employee service hours.

•  Made 5,948 small business loans totaling $937.6 million ($285.3 million, exclusive of PPP loans).

•  Made 308 community development loans totaling $358.6 million.

•  Made community investments totaling $64 million in both California Title 1 schools and Arizona affordable housing.

•  Continued to support the Financial Cents program, reaching 2,916 students in 30 Title 1 schools for a total of 5,355 hours of financial education. Students’ test scores at such schools showed financial knowledge improved 64% as a result.

•  Partnered with the Federal Home Loan Bank to assist low to moderate income families with acquiring a down payment with which to purchase a home, totaling over $2.3 million dollars to 112 individuals during 2020.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            iv

WESTERN ALLIANCE | ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR CULTURE

People are the foundation of Western Alliance and we invest in their success. Our people are committed to our clients’ success and, by putting clients first, we create strong stockholder Performance. This leads to tremendous Possibilities to fuel client growth and support our communities, and in turn provide expanding opportunities to attract and retain our People.

Our Values Drive Us

Integrity

We expect everyone to apply high ethical standards and sound judgment in all we do.

Creativity

We are all part of an environment that welcomes new ideas and prizes creative, strategic thinking to benefit customers and our commitment to relationship banking.

Teamwork

We work together across departments, specialty areas and geographies in a productive, collaborative way that forwards the interests of clients and the bank.

Passion

Our passion motivates us to overcome obstacles, think big and do more.

Excellence

We strive to deliver strong performance and excellence in everything we undertake.

v            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

WESTERN ALLIANCE | ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR PEOPLE

Compensation Equity: Compa-Ratio Average	FEMALE	MALE	DIVERSE
Banking & Administrative Associates	100%	101%	100%
Senior Banking & Administrative Associates	98%	97%	97%
Professional Banking & Administrative Contributors	96%	93%	95%
Supervisors & Team Leads	97%	98%	96%
Senior Professional Banking & Administrative Contributors	99%	99%	99%
Senior Manager & Manager	100%	100%	99%
Director & Senior Director	101%	103%	100%
Executive Management	104%	105%	109%
GRAND TOTAL	98%	99%	98%

Compa-Ratio is the ratio of an employee’s base salary relative to the midpoint of their job profile. We analyze pay equity by considering compa-ratio and understanding why the compa-ratio for individual employees would differ, such as years of experience or performance. The above table shows the average compa-ratio by management level for female employees, male employees and ethnically diverse employees.

Competitive Benefits		Professional Development
Paid Disability Leave for Expecting Mothers 16 weeks	Paid Holidays 11	Healthy Turnover 13%	Employee Career Development Program Participation 87%

Our people also enjoy: Generous Vacation Policy • 8 Sick Days New Parent Flex Time • 75% 401k Match of the First 6%		We seek to source openings at all levels from the promotion of internal candidates through succession planning. Developing our people is our priority.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            vi

WESTERN ALLIANCE | ENVIRONMENTAL, SOCIAL & GOVERNANCE

OUR BOARD

Board Refreshment and Diversity	Board Best Practices	Board and Committee Meetings in Fiscal 2020

Diverse Directors: Juan Figuereo Marianne Boyd Johnson Adriene McFetridge Sung Won Sohn, Ph.D.	Our Leadership: Robert Sarver Executive Chairman Kenneth A. Vecchione Chief Executive Officer Bruce Beach Lead Independent Director	Committee Meetings: Audit – 12 Governance – 5 Compensation – 9 Risk – 11 Finance and Investment – 9

Evaluating and Improving Board Performance	Aligning Director and Stockholder Interest

Board Orientation Yes	Director Stock Ownership Guidelines Yes

vii            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD OVERVIEW

PROXY STATEMENT

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company (“Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, at 11:00 a.m., local time, on Tuesday, June 15, 2021, and any and all adjournments thereof.

Corporate Governance

Our Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Overview

Combining Refreshment and Retention

The director nomination process reflects our continued growth as a Company, and our focus on having a Board composed of directors who actively contribute to the evolving needs of the Company, while maintaining the invaluable institutional knowledge brought by more tenured directors.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            1

CORPORATE GOVERNANCE

BOARD OVERVIEW

The Right Skills for our Board

As a part of the Board evaluation and director selection processes, the Nominating and Corporate Governance Committee (the “Governance Committee”) maintains a Director Skills and Traits Matrix (described further in the “Director Selection Process” section of this proxy statement). The Governance Committee and the Board believe that the director nominees for 2021 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board.

Total Director Nominees with Particular Qualifications and Experience (out of 13 Directors Nominees)

12	Corporate Strategy Experience developing and executing long-term strategic plans to encourage innovation and growth.	10	Public Company Board Service Experience as a board member of another publicly-traded company.

8	Industry Background Experience in the financial services industry, particularly in the area of commercial banking, and proven knowledge of key customers and/or associated risks.	12	Corporate Finance & M&A Experience Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking.

8	Financial Acumen Experience or expertise in financial accounting and reporting or the financial management of a major organization.	7	Technology/Information Security Experience Understanding of information technology systems and development, and/or information security whether through academia or industry experience.

10	Highly Regulated Industry Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.	8	Geographic Expertise Knowledge of or experience in a specific geographic area or market in which the Company and its subsidiaries operate.

8	C-Suite Leadership Experience as a Chief Executive Officer, Chief Financial Officer, or a Chief Operating Officer of a major organization.	9	Risk Management Experience assessing and mitigating significant competitive, regulatory, and technological risks across an enterprise.

8	Operations Management Expertise Experience or expertise in managing the operations of a business or major organization	4	Diversity Contributes to the gender and ethnic diversity of the Board.

2            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying and reviewing the qualifications of directors and potential directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size, composition, skills, and diversity of the Board of Directors. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all nominees:

•  Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

•  Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the New York Stock Exchange (“NYSE”) or applicable law;

• Whether the director/potential director meets the independence requirements of the SEC and listing standards of the NYSE;

•  The director’s/potential director’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

• Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in a highly regulated environment;

•  Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, ethnicity, place of residence and specialized experience; and

•  Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;

• The director’s/potential director’s educational, business, non-profit or professional acumen and experience.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee has adopted a Director’s Skills & Traits Matrix (the “Skills Matrix”) outlining what it believes to be the key areas of expertise needed from Board members and identifying how each member contributes to the Board’s overall skillset. A summary of the Skills Matrix can be found on page 2. This practice allows the Governance Committee to assess opportunities to improve the Board’s diversity based on each member’s personal factors and professional characteristics. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            3

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

PROCESS AND OUTCOME OF RECENT DIRECTOR SEARCHES

1 ASSESS COMPOSITION AND DETERMINE PRIORITIES

In each of 2019 and 2020, the Governance Committee utilized its Skills Matrix to determine its priorities in seeking out new director candidates for the continuation of healthy Board refreshment. Specifically, it determined to recruit new directors who would add knowledge in the area of information technology as well as depth in the areas of financial acumen and strategic leadership.

2 SOLICIT AND SOURCE A DIVERSE POOL OF CANDIDATES

Working with the Executive Chairman of the Board, the Governance Committee sought out a diverse pool of candidates using multiple sources, engaging a third party search firm and receiving input from directors and stakeholders. The third party search firm assisted in identifying director prospects, performed candidate outreach, provided information about candidates and performed other related services.

3 EVALUATION OF CANDIDATES

The Governance Committee evaluated candidates based on its set priorities, and the candidates’ qualifications, independence, diversity, biographical information and references. A diverse slate of candidates interviewed with the Governance Committee and select members of management.

Through this process, the Governance Committee identified a number of qualified director candidates who together represented multi-faceted experience in the areas of information technology, finance, audit, and board level strategy and made a recommendation to the Board.

4 OUTCOME

Following their respective elections to the Board, each of Messrs. Figuereo, Segedi, and Ms. McFetridge have proven their ability to add valuable insights to the Company, providing experience from their diverse backgrounds to address the unique challenges facing the Company in 2021 and beyond.

Adriane McFetridge Director of Engineering – Subscription Platform Netflix	Juan Figuereo Venture Partner Ocean Azul Partners	Bryan Segedi Board Member Conway Mackenzie

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CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Stockholder Recommendations for Nominees

Although the Governance Committee has no formal policy with respect to the consideration of director candidates recommended by stockholders, it will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Governance Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2022 Annual Meeting” on page 63 for more information on these procedures.

If the Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

All of the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all the nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            5

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

Board Leadership Structure

In accordance with the Company’s Bylaws, as amended (“Bylaws”), the Chairman of the Board of Directors (the “Chairman”) is a discretionary position whose sole stated duty is to preside at meetings of the Board of Directors and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board of Directors. The Chief Executive Officer (“CEO”) is required to be a member of the Board of Directors, subject to the direction of the Board of Directors, and has general supervision, direction and control of the business and officers of the Company. The positions of Chairman and CEO may be held by the same person or may be held by two people. The Board of Directors does not have a definitive policy on whether the role of the Chairman and the CEO should be separate.

Since April 1, 2018, Robert Sarver has served as the Company’s Executive Chairman, prior to which he served as the Company’s Chairman and Chief Executive Officer. As Executive Chairman, Mr. Sarver continues to preside over Board meetings and perform other functions customary for a Chairman, along with certain other responsibilities, including, but not limited to, evaluation of the Company’s merger and acquisition opportunities, and working with the CEO, Kenneth A. Vecchione, to set the Company’s strategic objectives.

In addition to Mr. Sarver’s leadership, the Company maintains a Lead Independent Director, selected by the non-management directors. The Board of Directors believes the position contributes to improved corporate performance in the following ways: (1) supporting effective communication and building a productive relationship between the Board of Directors, the Executive Chairman, the CEO and other members of executive management; (2) leading the process for improving performance of the Board of Directors; and (3) assisting in a crisis. Bruce Beach has served as the Company’s Lead Independent Director since 2010. In addition to the duties of all directors, the specific responsibilities of the Company’s Lead Independent Director are as provided below:

Lead Independent Director Responsibilities
•	Assist the Executive Chairman and CEO with setting the Board agenda and schedules;

•	Preside at meetings in the absence of the Chairman;

•	Assist new Board members and provide counsel needed to enable them to become active and productive contributors;

•	Call for meetings of the independent and/or non-management directors as necessary, set the agenda and preside at such meetings;

•	Work with the Governance Committee regarding committee assignments, succession planning and Board candidates;

•	Lead the Board in evaluating the CEO and Executive Chairman;

•	Provide feedback to the CEO and management team on issues of interest or concern to the Directors, including ensuring the Board has the information it has requested;
•	Lead the Board process to ensure focus on strategic issues rather than minutiae;

•	Facilitate outside director action in a crisis;

•	Lead the Board to achieve consensus in its deliberations while reaching timely decisions;

•	Stay informed about Company activities, strategies, performance and provide counsel and feedback to the CEO;

•	Work with the Governance Committee to lead the Board and individual directors through an annual evaluation process; and

•	If requested, communicate directly with stockholders.

The Governance Committee believes this leadership structure is the most appropriate for the Company and its stockholders. The Governance Committee based its determination on a number of reasons, the most significant of which include the following:

•

Mr. Sarver continues to make substantial contributions to the Company’s success, and the Board benefits from his continued advice and engagement. The Company’s current CEO, Mr. Vecchione, and Mr. Sarver collaborate effectively, and the Company benefits from their combined experience; and

•

The structure of our Board of Directors provides strong oversight by independent directors. Our Lead Independent Director’s responsibilities include leading independent and non-management sessions of the Board of Directors during which our directors meet without management. These sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of the CEO and Executive Chairman and, where necessary, critical of the CEO, the Executive Chairman, and senior management. In addition, each of the Board of Directors’ standing committees is composed of independent directors.

6            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors from time to time may fix the number of directors within these limits. While the Bylaws allow for seventeen directors, at this time, the Governance Committee considers eleven to fourteen directors to be the appropriate size for the Company’s Board of Directors. Todd Marshall, a founding director of the Company, is not standing for re-election to the Board of Directors at the Company’s 2021 Annual Meeting. All other members of the Board of Directors have been re-nominated. Accordingly, effective as of the date of the Annual Meeting, the Board of Directors will set the number of directors at thirteen. At the Annual Meeting, the directors will be elected to serve for one-year terms.

Information regarding each of the Company’s director nominees is set forth below. All ages are provided as of December 31, 2020.

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Items of Business To Be Acted On At The Meeting – Proposal No. 1 Election of Directors” on page 29. Each of the Company’s current directors also serves a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her re-election to the Company’s Board of Directors, these nominees will also be re-elected to the board of Western Alliance Bank.

BRUCE BEACH, C.P.A.
CHAIRMAN BeachFleischman PC Age: 71 Director since: 2005 Lead Independent Director since: 2010 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Nominating and Corporate Governance Committee

  Qualifications:

•	Financial expert with over 45 years of experience in public accounting.
•	Executive management experience.
•	Knowledge of the Southern Arizona market and business environment.

  Biographical Information:

•	Chairman, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since May 1991.
•	Chief Executive Officer, BeachFleischman PC, from 1991 to 2015.
•	Board member, Arizona State Board of Accountancy, since his gubernatorial appointment in July 2018.
•	Board member and former Chairman, Southern Arizona Leadership Council.
•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.

  Education:

•	B.S., Business Administration, University of Arizona
•	M.B.A., University of Arizona

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            7

CORPORATE GOVERNANCE

BOARD COMPOSITION

JUAN FIGUEREO, C.P.A.
VENTURE PARTNER Ocean Azul Partners Age: 65 Director since: 2020 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Finance and Investment Committee

  Qualifications:

•	Executive management experience, including service as the Chief Financial Officer of several publicly traded companies.
•	Public company board experience, including serving as the Audit and Risk Management Committee Chair of a fortune 500 company.
•	Proven driver of strategic direction and growth throughout his career in finance and accounting.

  Biographical Information:

•	Venture Partner, Ocean Azul Partners, an early stage investment fund based in Florida, since 2018.
•	Board Member and Chair of the Audit Committee, Diversey Holdings, Ltd. since March 2021.
•	Board Member and Chair of the Audit Committee, Deckers Outdoor Corporation since March 2020.
•	Board Member, Florida International University Foundation since 2015.
•	Board Member and Chair of the Audit and Risk Management Committee, PVH Corp. Inc. from 2011 through 2020.
•	Executive Vice President & Chief Financial Officer, Revlon, Inc. from April 2016 to June 2017.
•	Executive Vice President & Chief Financial Officer, NII Holdings, Inc. from 2012 to 2015. NII Holdings, Inc. filed for bankruptcy protection in New York, New York on September 15, 2014.
•	Executive Vice President & Chief Financial Officer, Newell Rubbermaid from 2009 to 2012.
•	Executive Vice President & Chief Financial Officer, Cott Corporation Inc. from 2007 to 2009.
•	Vice President Mergers & Acquisitions, Wal-Mart International from 2003 to 2007.
•

Vice President and Managing Director, Frito Lay Dominicana from 2000 to 2003, prior to which Mr. Figuereo served as Vice President, Business Integration of Frito Lay Europe from 1999-2000, and Vice President and Chief Financial Officer of Frito Lay South Europe from 1997-1999.

•

Vice President & Chief Financial Officer, Pepsi-Cola Bottling from 1996 to 1997, prior to which Mr. Figuereo served as Vice President and Chief Financial Officer of Pepsi-Cola Latin America from 1994-1996, at which time he also served as a Board Member for Grupo Embotelladoras Unidas (BMV: CULTIBAB) and Buenos Aires Embotelladoras (Formerly NYSE: BAE). Mr. Figuereo also served in a number of other key accounting and finance positions for Pepsi-Cola from 1988-1994.

•	Senior Audit Manager, Arthur Andersen & Company from 1981 to 1988.

  Education:

•	B.B.A., Public Accounting, Florida International University

8            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

HOWARD GOULD
FORMER VICE CHAIRMAN CCFW, Inc. dba Carpenter & Company Age: 71 Director since: 2015	Committee Membership: • Risk Committee (Chair) • Nominating and Corporate Governance Committee

  Qualifications:

•	Experience in management at large financial institutions.
•	Understanding of bank regulatory framework as a former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

  Biographical Information:

•	Vice Chairman, Carpenter and Company and Managing Partner, Carpenter Community BancFunds from 2005 until its dissolution in 2019.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in June of 2015.
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger from 2004 to 2005.
•	Vice Chairman, Bank of the West, from 2002 to 2003.
•	Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.
•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
•	Superintendent of Banks for the State of California under Governor George Deukmejian from 1983 to 1989.
•	Retail Banking, Bank of America, prior to 1983.
•	Statewide Corporate Public Affairs, Wells Fargo Bank, prior to 1983.

  Education:

•	B.S., Business Administration, San Jose State University
•	M.B.A., California State University

STEVEN HILTON
EXECUTIVE CHAIRMAN Meritage Homes Corporation Age: 59 Director since: 2002	Committee Membership: • Compensation Committee • Nominating and Corporate Governance Committee

  Qualifications:

•	Public company expertise.
•	Executive management and leadership experience.
•	Risk identification and assessment skills.
•	Considerable knowledge of the national real estate market.

  Biographical Information:

•

Co-founder, Executive Chairman and former Chief Executive Officer, Meritage Homes Corporation, a publicly traded home building company listed on the NYSE. Mr. Hilton originally founded Monterey Homes, in 1985, which became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage Homes Corporation. On January 1, 2021, Mr. Hilton stepped down as CEO and assumed the role of Executive Chairman.

•	Member, NAHB’s High Production Home Builders Council.
•	Board Member, Boys & Girls Clubs of Greater Scottsdale.

  Education:

•	B.S., Accounting, University of Arizona

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            9

CORPORATE GOVERNANCE

BOARD COMPOSITION

MARIANNE BOYD JOHNSON
CO-EXECUTIVE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND CHIEF DIVERSITY OFFICER Boyd Gaming Corporation Age: 62 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Nominating and Corporate Governance Committee

  Qualifications:

•	Executive experience in the highly regulated gaming industry.
•	Knowledge of the Nevada economy and other geographically unique markets.
•	Considerable public company experience, and bank board experience.

  Biographical Information:

•	Board Member, Boyd Gaming Corporation, since 1992.
•

Co-Executive Chairman, Executive Vice President and Chief Diversity Officer, Boyd Gaming Corporation, since February 2001, with the position of Chief Diversity Officer added in 2019, Executive Vice President in 2008, and Co-Executive Chairman in 2021, prior to which she served as Vice Chairman.

•	Senior Vice President, Boyd Gaming Corporation, from December 2001 until December 2007. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing.
•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.

ROBERT LATTA
SENIOR OF COUNSEL Wilson Sonsini Goodrich & Rosati, PC Age: 66 Director since: 2015	Committee Membership: • Audit Committee • Compensation Committee (Chair)

  Qualifications:

•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance and corporate governance experience.

  Biographical Information:

•

Senior Of Counsel, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, since 2020, prior to which he served as a Senior Partner, and where he has worked since 1979 and has served as a member of various firm management committees.

•	Director, Bridge Capital Holdings, from 2004 until it merged into the Company in June of 2015.

  Education:

•	B.A., Economics, Stanford University
•	J.D., Stanford University

10            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

ADRIANE MCFETRIDGE
DIRECTOR OF ENGINEERING— SUBSCRIPTION PLATFORM Netflix Age: 50 Director since: 2019	Committee Membership: • Risk Committee • Finance and Investment Committee

  Qualifications

•	Technology professional with domestic and international experience working with leading edge technology companies.
•	Strategic and tactical experience focused on leveraging technology to expand the business footprint.
•	Knowledge of ecommerce, payment solutions, data mining and analytics.

  Biographical Information

•	Director of Engineering—Subscription Platform, Netflix, since May 2017.
•	Member of the Advisory Council of the Computer Science Department of the University of Texas since 2016.
•	Vice President—Payment Software Services, Verifone, from 2015 to 2016.
•	Director of Product Management, StubHub, from 2014 to 2015.
•	Director of Cross Border Trade, Ebay, from 2012 to 2014, prior to which Ms. McFetridge served as Chief of Staff to the CEO from 2011 to 2012, and as Director, Quality Assurance from 2002-2007.
•	Director of Quality Operations, PayPal, from 2009 to 2011.
•	Chief Technology Officer, Tradera AB, an Ebay, Inc. company located in Stockholm, Sweden, from 2007 to 2009.
•	Various management and engineering positions at Nortel Dasa and Bell Northern Research.

  Education:

•	B.S., Computer Science, University of Texas
•	M.B.A., Alliance Manchester Business School

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            11

CORPORATE GOVERNANCE

BOARD COMPOSITION

MICHAEL PATRIARCA
RETIRED BANK REGULATOR Age: 70 Director since: 2016	Committee Membership: • Audit Committee (Chair) • Risk Committee

  Qualifications

•	Bank regulatory experience.
•	Leadership experience gained at various large financial institutions.
•	Management expertise in bank audit matters.
•	Career financial services executive with diverse experience in the banking industry.

  Biographical Information

•

Managing Director, Promontory Financial Group, a premier financial services consulting firm, where he advised large financial institutions on risk management, audit, compliance, governance and a broad range of regulatory issues from 2009 to 2014, prior to which he served as a consultant from 2005 to 2008.

•	Global Head of Risk Management and Audit, Visa International, from 1999 to 2005.
•	General Auditor, Wells Fargo Bank, where he also held several key executive positions in the areas of audit, security, compliance, and risk management from 1992 to 1999.
•	Senior Regulatory Roles, Office of the Comptroller of the Currency and the Office of Thrift Supervision, with over 16 years of government service.

  Education:

•	B.A., History, University of California-Davis
•	J.D., Santa Clara University School of Law
•	L.L.M., Administrative Law/Economic Regulation, The George Washington University Law School

12            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

ROBERT SARVER, C.P.A.
EXECUTIVE CHAIRMAN Western Alliance Bancorporation Age: 59 Director since: 2002	Committee Membership: N/A

  Qualifications

•	Experience in banking, real estate and executive management.
•	Track record as a successful leader and entrepreneur in the Southwest, where the Company operates.
•	Deep knowledge of the Company’s business and operations.

  Biographical Information

•	Executive Chairman, Western Alliance Bancorporation, since April 2018, prior to which Mr. Sarver served as Chairman and Chief Executive Officer from December 2002 until April 2018.
•	Managing Partner, Phoenix Suns NBA basketball team.
•	Director, Sarver Heart Center at the University of Arizona.
•	Part Owner, Real Club Deportivo Mallorca, S.A.D., a Spanish professional soccer club.
•	Founder and Managing Principal, Southwest Value Partners Enterprises (“SVP”).
•	Director, Meritage Homes Corporation, until May 2019.
•	Director, Skywest Airlines, from 2000 to 2015.
•	Director and Credit Committee Member, Zions Bancorporation, from 1995 to 2001.
•	Executive Vice President, Zions Bancorporation, from June 1998 to March 2001.
•	Chairman and CEO, California Bank and Trust, from June 1998 to March 2001.
•	Lead Investor and Chief Executive Officer, GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997.
•	Founder and President, National Bank of Arizona, from 1984 until the bank’s time of sale in 1994 to Zions Bancorporation.

  Education:

•	B.S., Business Administration, University of Arizona

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            13

CORPORATE GOVERNANCE

BOARD COMPOSITION

BRYAN SEGEDI, C.P.A.
BOARD MEMBER Conway Mackenzie Age: 61 Director since: 2020	Committee Membership: • Compensation Committee • Finance and Investment Committee

Qualifications

•	Over 30 years in public accounting at a big four firm, with senior positions held both domestically and globally.
•	Executive management experience of a global enterprise where he led the largest service line thereof consisting of over 77,000 professionals with $12 billion in revenue.
•	Private board experience, with expertise implementing strategic and growth initiatives.

Biographical Information

•	Board Member, Conway Mackenzie, since 2018.
•	Executive in Residence, Arizona State University, since 2015.
•	Vice Chair of the Board of Trustees, Alma College, since 2015
•

Deputy Global Vice Chair, Ernst & Young, LLP, from 2012 to 2015, prior to which Mr. Segedi served as Advisory Global Markets Leader from 2010-2012, as Americas Vice Chair from 2006-2010, as Vice Chair, North Central Region from 2000-2006, and in various other leadership positions having initially joined the firm in 1982.

•	Internal Auditor, First National Bank of Chicago, from 1981 to 1982.

Education:

•	B.A., Business Administration, Alma College
•	M.B.A., Management, Northwestern University

14            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

DONALD SNYDER
CHAIRMAN The Smith Center for the Performing Arts Age: 73 Director since: 1997 (founding)	Committee Membership: • Nominating and Corporate Governance Committee (Chair) • Risk Committee

Qualifications

•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

Biographical Information

•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas from June 2010 to June 2013; Executive Dean for Strategic Development from June 2013 to January 2014; President from February 2014 to January 2015; Presidential Advisor for Strategic Initiatives from January 2015 to January 2016; and Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas until 2019.

•	Chairman, The Smith Center for the Performing Arts.
•

Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, one of the largest general contractors in the United States, publicly traded on the NYSE, from 2008 through May 2019.

•

Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator. Mr. Snyder has also acted as Lead Independent Director for Switch since 2017.

•	Director, NV Energy, from 2005 to 2013.
•	President, Boyd Gaming Corporation, from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, from 1992 to July 1996.
•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 to 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

Education:

•	B.S. Business Administration, University of Wyoming
•	Graduate School of Credit & Financial Management, Stanford University

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            15

CORPORATE GOVERNANCE

BOARD COMPOSITION

SUNG WON SOHN, PH.D.
PROFESSOR OF FINANCE & ECONOMICS Loyola Marymount University Age: 76 Director since: 2010	Committee Membership: • Finance and Investment Committee (Chair) • Risk Committee

  Qualifications

•	Economic forecasting experience and abilities.
•	Management experience in the banking industry, including at one of the largest banks in the country.
•	Knowledge of the Southern California market.

  Biographical Information

•	Professor of Finance & Economics, Loyola Marymount University, beginning in 2019.
•	Commissioner, Los Angeles City Employees Retirement System (LACERS) Board of Administration.
•	Board Member, National Association of Corporate Directors Southern California.
•	Former Smith Professor of Economics and Finance, California State University.
•	Former Vice Chairman, Forever 21, a multi-national retailer.
•	President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California, from 2005 to 2007.
•	Executive Vice President and Chief Economic Officer, Wells Fargo Bank, from 1998 to 2005.
•	Senior Economist, the President’s Council of Economic Advisors in the White House, prior to 1974.
•	Tenured Professor, Pennsylvania State University System, prior to his time at the White House.
•	Author of two books, Global Financial Crisis and Exit Strategy and The New Economy.
•

Prior Board Member, Port of Los Angeles, First California Bank, Foreign Affairs Council of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota, and the American Heart Association of Minnesota.

  Education:

•	B.S., Economics, University of Florida
•	Master’s Degree in Economics, Wayne State University
•	Ph.D. in Economics, University of Pittsburgh
•	Professional Master’s Degree, Harvard Business School
•	Real Estate Finance Certificate, MIT

16            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

KENNETH A. VECCHIONE
PRESIDENT & CHIEF EXECUTIVE OFFICER Western Alliance Bancorporation Age: 66 Director since: 2007	Committee Membership: N/A

  Qualifications

•	Extensive public company experience and strong day-to-day knowledge of the Company.
•	Proven executive leadership abilities.
•	Impressively diverse banking and financial institution background.
•	Multi-faceted Board experience at both public and private companies.
•	Solid expertise and deep understanding of the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

Biographical Information

•

President and Chief Executive Officer, Western Alliance Bancorporation, since April 1, 2018, after rejoining the company as President in July 2017. Mr. Vecchione assumed the role of President again in October 2019.

•

President, Chief Executive Officer, and Director, Encore Capital Group (“Encore”), starting in April 2013, adding the position of Chief Executive Officer as of June 2013 through his June 2017 departure.

•	Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.
•	Chairman of Western Alliance Bank, from January 2014 to December 2015.
•	President and Chief Operating Officer, Western Alliance Bancorporation, from April 2010 to April 2013.
•	Board Member, Federal Home Loan Bank of San Francisco, from 2012 to 2013.
•	Director and Audit Committee Chairman, International Securities Exchange, from 2007 to June 2016.
•	Director and Audit Committee Chairman, Affinion Group, until January 2011.
•	Chief Financial Officer, Apollo Global Management, LLC, from 2007 to 2010.
•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, from 1998 to 2006, with three years in the above listed titles.
•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, from 1997 to 1998.
•	Chief Financial Officer, Citicorp Credit Services, from 1990 to 1994.
•	Current Board Member of the Phoenix Symphony.
•	Served on a number of private and public boards, including as Chair of the Audit Committee of ISE and the Affinion Group.

Education:

•	B.S., Accounting, State University of New York at Albany

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            17

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 13 persons nominated for election to the Board of Directors, the Board of Directors affirmatively determined 11 to be independent under NYSE standards. The Board of Directors based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, involvement in charitable or non-profit organizations, and those relationships and transactions described in each of the “Certain Transactions with Related Persons” and the “Certain Business Relationships” sections herein, located on page 54.

Based on these factors, the Board of Directors determined that Messrs. Sarver and Vecchione are not independent because both serve as executive officers of the Company.

Meetings of the Board of Directors

The Board of Directors held nine meetings in 2020. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2020. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the directors attended the 2020 annual meeting of stockholders.

Executive sessions of non-management/independent directors (consisting of all directors other than Messrs. Sarver and Vecchione) are periodically scheduled and held during the Company’s quarterly Board of Directors meetings.

18            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes. The Company has adopted a three lines of defense risk management model, and the Board has distributed certain oversight responsibilities to its committees in keeping with its obligation to oversee and monitor the three lines of defense.

Board of Directors

The first line of defense is primarily evaluated by the full Board, and the Company’s executive officers make reports to the Board of Directors regarding the risks within their areas of responsibility. Additionally, certain first line areas requiring special attention are delegated to Board Committees for in depth review. The supervision of the second and third lines of defense are described below.

i Chief Risk Officer	i Risk Committee	i Audit Committee

The Company’s Chief Risk Officer (“CRO”) reports to both the Risk Committee and the Company’s General Counsel. The Company’s CRO oversees periodic company-wide risk assessments and manages the Company’s enterprise risk management program. The CRO chairs the Enterprise Risk Management Committee (“ERMC”), which is composed of many of the Company’s senior executives and subject matter experts. Under its charter, the ERMC meets on a regular basis throughout the year and is responsible for: (1) identifying and prioritizing business and financial risks, consistent with the Company’s Risk Appetite Statement; (2) oversight of business process risk; (3) ensuring that any identified risk control gaps are adequately addressed; and (4) continually improving the Company’s risk management infrastructure. The CRO provides regular reports on ERMC activities to the Risk Committee and the full Board of Directors.

The Board has assigned primary oversight for the second line of defense (including the compliance and risk management functions) to the Directors’ Risk Committee (the “Risk Committee”), including credit, concentration, operational, market and information technology risks, among others. The Risk Committee is also responsible for compliance oversight, except where responsibility for compliance with particular laws and regulations have been specifically assigned to a different Board Committee (e.g., compliance with financial reporting regulations, which is overseen by the Audit Committee). The Risk Committee reports regularly to the Board of Directors regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items. The Risk Committee assists the Board of Directors and its other committees with their risk-related activities, and acts as a resource to management, including the Company’s ERMC.

Primary oversight of the third line of defense is assigned to the Audit Committee, which is tasked with oversight of the Company’s audit function and financial reporting. The Audit Committee oversees the evaluation of the adequacy of the Company’s internal controls and its major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, along with all of the Board Committees, regularly reports to the full Board on their risk management activities.

Finally, because the Board of Directors believes that skilled and well-informed directors are vital to effectively fulfilling the governance responsibilities of the Board of Directors, including oversight of the Company’s risk management processes, it has adopted and implemented a formal Director Training and Education Program.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            19

CORPORATE GOVERNANCE

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines because it believes that it is important to the Company’s future success that executive officers and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, with a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee of the Board of Directors, and compliance is monitored and reported to the Governance Committee by the Company’s General Counsel. Each director is in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 43.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, or (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and are subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Lead Independent Director), the non-management directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.

20            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee
•	Finance and Investment Committee

•	Risk Committee

Information with respect to each of these committees is set forth below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including ad hoc committees to address items requiring special attention, such as potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE. Membership information and charter documents for each of the Company’s five committees listed above are available in the Investor Relations section of the Company’s website at www.westernalliancebancorporation.com. For printed copies of the charters, send a request to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Committee and Membership	Primary Responsibilities

Audit Committee Mr. Patriarca, Chairman Mr. Beach, Financial Expert Mr. Figuereo, Financial Expert Mr. Latta All Independent All Financially Literate 12 Meetings during 2020

•  Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (b) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, (c) the performance of the Company’s internal audit function, and (d) the Company’s compliance with regulatory, legal and ethical requirements;

•  Be directly responsible for the appointment, compensation and oversight of any registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•  Pre-approve all auditing services and non-audit services provided to the Company by the independent auditor;

•  Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•  Support an open avenue of communication among the independent auditor, financial and senior management, internal audit, and the Board of Directors;

•  Be directly responsible for the hiring, annual performance evaluation, compensation and oversight of the Chief Audit Executive (“CAE”);

•  Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

•  Support internal audit’s budget, staffing, and system relative to the firm’s asset size and complexity and the pace of technological and other changes;

•  Review the status of actions recommended by internal audit and external auditors to remediate and resolve material or persistent deficiencies identified by internal audit and findings identified by supervisors;

•  Oversee the third line of defense in the Company’s Three Lines of Defense Model;

•  Review the independent auditor’s qualifications and independence;

•  Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            21

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Compensation Committee Mr. Latta, Chairman Mr. Hilton Ms. Johnson Mr. Marshall Mr. Segedi All Independent 9 Meetings during 2020

•  Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, assist the Lead Independent Director in the Board of Directors’ evaluation of the CEO’s and Executive Chairman’s performance in light of those goals and objectives, and recommend compensation levels for the CEO to the full Board of Directors;

•  Engage and terminate, at the Compensation Committee’s sole authority and discretion, outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms;

•  Approve compensation, including cash-based and equity awards, of executive officers, which may include consideration of the results of the most recent stockholder advisory vote on executive compensation;

•  Administer the Company’s executive incentive compensation plans and equity-based plans;

•  Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

•  Review and make recommendations on an annual basis to the independent directors of the Board with respect to the compensation of directors;

•  Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

•  Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and determine whether or not to recommend to the Board that the CD&A be so included;

•  Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

•  Adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act;

•  Review and recommend to the Board for approval the frequency with which the Company will conduct Stockholder Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

•  Periodically review and make recommendations regarding the Company’s strategies, activities, policies and communications regarding employee workforce and human resource management. and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 44.

22            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Nominating and Corporate Governance Committee Mr. Snyder, Chairman Mr. Beach Mr. Gould Mr. Hilton Ms. Johnson All Independent 5 Meetings during 2020

•  Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board of Directors;

•  Develop and maintain a Director Skills and Traits Matrix, the function and use of which will be to assist the Governance Committee in analyzing the Board’s current composition, and to assist the Governance Committee in the director selection and nomination process;

•  Review and assess the effectiveness of the Company’s corporate governance structure and processes, and recommend any changes to the full Board of Directors and management, including Board committee structure and membership;

•  Periodically recommend changes in the size and composition of the Board of Directors, if appropriate;

•  Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

•  Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board Committee functions and responsibilities;

•  Review and approve the Company’s policy making framework, as necessary and appropriate;

•  Make recommendations to the Board of Directors about succession planning for the CEO and other senior executives; and

•  Oversee the annual evaluation process for the Board of Directors.

•  The Governance Committee also has the authority to delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 3 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

Finance and Investment Committee Dr. Sohn, Chairman Mr. Figuereo Mr. Marshall Ms. McFetridge Mr. Segedi All Independent 9 Meetings during 2020

•  Monitor the Company’s investment portfolio and trading account activities, including investment and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

•  Monitor the Company’s interest rate and liquidity risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•  Review and discuss the Company’s current and projected capital ratios considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•  Review and discuss trends and changes related to deposit taking and borrowings;

•  Monitor the overall activities conducted in any non-banking affiliates of the Company;

•  Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

•  Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•  Review any relevant reports received from bank regulators regarding the activities of the Finance and Investment Committee; and

•  Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            23

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Risk Committee Mr. Gould, Chairman Ms. McFetridge Mr. Patriarca Mr. Snyder Dr. Sohn All Independent 11 Meetings during 2020

•  Receive presentations and other information to understand the significant risks to which the Company is exposed;

•  Review the Company’s procedures and techniques, and approve, where appropriate, policies developed and implemented to measure the Company’s risk exposures and for identifying, aggregating, evaluating and managing the significant risks to which the Company is exposed, to ensure that they remain appropriate and prudent;

•  Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

•  Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

•  Review the stages of development of an enterprise-wide Risk & Control Self- Assessment (RCSA) Program and, once implemented, review periodic summary reports of the Company’s RCSA Program.

•  Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•  Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

•  Review the examination reports of federal and state regulatory agencies having supervisory authority over the Company’s activities;

•  Review and approve any other matters required by the Company’s regulators from time to time;

•  Review the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, including all significant exposures to credit risk through reports on significant credit exposures presented to the Risk Committee, exceptions to risk policies and procedures, if any, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic data and other risk information;

•  Monitor management’s oversight of the Company’s Financial Crimes Risk Management program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., BSA/AML/OFAC metrics);

•  Monitor management’s oversight of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

•  Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•  Review and approve significant risk management policies recommended by the Company’s management.

24            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

Compensation of Directors

The table below provides information concerning the compensation of the Company’s non-employee directors for 2020. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Sarver or Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate.

In February 2020, the Board approved the following compensation schedule for non-employee directors. All retainers are paid in quarterly installments and pro-rated as necessary.

•	An annual board service retainer of $50,000;

•	Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance & Investment, Compensation, Risk Management, and Governance Committees;

•

Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chairman, $10,000 for the Finance & Investment, Compensation, Risk Management, and Nominating Committee Chairmen; and

•	Equity compensation of 4,150 shares in restricted stock.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Cash Dividend Paid ($)(2)	Total ($)

Bruce Beach	95,000	235,000	2,075	332,075

Juan Figuereo	40,000	156,638	1,063	197,701

Howard Gould	80,000	235,000	2,075	317,075

Steve Hilton	65,000	235,000	2,075	302,075

Marianne Boyd-Johnson	70,000	235,000	—	305,000

Robert Latta	85,000	235,000	2,075	322,075

Todd Marshall	70,000	235,000	2,075	307,075

Adriane McFetridge	65,000	235,000	2,075	302,075

James Nave	35,000	235,000	2,075	272,075

Michael Patriarca	95,000	235,000	2,075	332,075

Bryan Segedi	35,000	156,638	1,063	192,701

Donald Snyder	80,000	235,000	2,075	317,075

Sung Won Sohn	85,000	235,000	2,075	322,075

(1)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

Active non-employee directors were each awarded 4,150 shares of restricted stock that fully vested on July 1, 2020, with the exception of Messrs. Figuereo and Segedi, who received pro rata (by grant date value) awards of 4,253 shares on June 11, 2020 that fully vested on November 1, 2020.

As of December 31, 2020, none of the directors had outstanding restricted stock awards (“RSAs”).

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 55 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(2)

Represents dividend on unvested directors’ grant. Ms. Johnson made an 83(b) election on her director’s stock grant, and therefore received dividends as a stockholder, and not as part of her director compensation.

In January 2021, as part of its annual review of director compensation, the Compensation Committee recommended that the director compensation remain at 2020 levels, with a decrease in the number of shares granted based on the increase in the value of the stock price from the prior year. The Board of Directors approved the Compensation Committee’s recommendations and granted 3,074 shares of restricted stock to each director on February 9, 2021, with the shares scheduled to vest on July 1, 2021.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            25

CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 9, 2021. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (ii) the performance of the Company’s internal audit function, (iii) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (iv) the Company’s compliance with regulatory, legal and ethical requirements. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following four directors are currently members of the Audit Committee: Messrs. Patriarca (Chairman), Latta, Beach, and Figuereo. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach and Figuereo qualify as “audit committee financial experts” as defined by the SEC. During 2020, the Audit Committee met twelve times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of the Company’s consolidated financial statements with GAAP.

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2020 with RSM US LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee

Michael Patriarca (Chairman)

Bruce Beach

Robert P. Latta

Juan Figuereo

26            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Compensation Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Compensation Committee’s charter on April 27, 2005, and most recently approved the charter on February 9, 2021.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. In 2020, the Compensation Committee retained Willis Towers Watson (the “Consultant”) as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Compensation Committee and provided data, analysis and guidance to assist the Compensation Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Compensation Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Compensation Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2020, the Compensation Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Compensation Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 36) and financial services industry published survey data. The Compensation Committee’s decisions with respect to the peer group analysis are discussed on page 36. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Compensation Committee used the overall information provided by the Consultant to help inform their related decisions.

The Compensation Committee Chairman works with management to set the individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, Executive Chairman, Chief Human Resources Officer (“CHRO”) and the Deputy General Counsel are the primary representatives of management who interact with the Compensation Committee, and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. The CHRO works with the CEO, CFO and other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The CHRO also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            27

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

Messrs. Latta, Hilton, Marshall, Segedi and Ms. Johnson served as members of the Compensation Committee during 2020. Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code, and is a non-employee director under Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary. No executive officer of the Company serves on the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or the Compensation Committee. No executive officer of the Company serves on any board that has an executive serving on our Board.

At December 31, 2020, the Company’s executive officers, directors and principal stockholders (and their related interests) were indebted to the Bank in the aggregate amount of approximately $3.3 million. This amount was approximately 0.01% of total gross loans outstanding as of such date. All of the foregoing loans (i) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features. In addition to such banking transactions, see page 54 with respect to a related party transaction involving Mr. Hilton.

As a group, the Company’s directors and executive officers hold 2.81% of the outstanding common stock of the Company, as of April 16, 2021. Additional detail regarding the ownership of each director and executive officer can be found in the beneficial ownership table beginning on page 55.

28            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than 8 or more than 17 directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at 13 directors.

The 13 individuals listed below, all of whom are currently directors of the Company, are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Bruce Beach

Juan Figuereo

Howard Gould

Steven Hilton

Marianne Boyd Johnson

Robert Latta

Adriane McFetridge

Michael Patriarca

Robert Sarver

Bryan Segedi

Donald Snyder

Sung Won Sohn, Ph.D.

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 7 of this proxy statement.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            29

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. Each of Messrs. Sarver and Vecchione currently serve on the Company’s Board of Directors in addition to their roles as executive officers and more information regarding each is available on pages 13 and 17, respectively. All ages are provided as of December 31, 2020.

DALE GIBBONS, C.P.A.
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER Age: 60 Executive Officer since: 2003	Education: B.S., Arizona State University

  Mr. Gibbons has more than 30 years of experience in commercial banking.

  Biographical Information

•

Vice Chairman and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company beginning in May 2003.

•	Chief Financial Officer, Zions Bancorporation, from August 1996 to June 2001.
•	Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

TIMOTHY BOOTHE
CHIEF OPERATING OFFICER Age: 55 Executive Officer since: 2019	Education: B.S. University of California, Santa Barbara, Graduate of the Pacific Coast Banking School through the University of Washington

  Mr. Boothe has more than 30 years of commercial banking industry experience.

  Biographical Information

•	Chief Operating Officer, Western Alliance Bancorporation, since October 2019, prior to which Mr. Boothe served as President of Bridge Bank, a division of Western Alliance Bank, beginning in July 2015.
•	Executive Vice President and Chief Operating Officer, Bridge Bank, from September 2006 until its acquisition by Western Alliance Bancorporation in July 2015.
•	Executive Vice President and Chief Lending Officer, Bridge Bank, since its inception in January 2001.

30            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

TIM BRUCKNER
CHIEF CREDIT OFFICER Age: 53 Executive Officer since: 2019	Education: B.S. Business Administration, University of Nebraska, M.B.A., Creighton University

  Mr. Bruckner has more than 25 years of commercial banking industry experience.

  Biographical Information

•	Chief Credit Officer, Western Alliance Bancorporation, since April 2019.
•	Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from January 2016 through April 2019.
•	Board Chair, Native American Connections.
•

Managing Director – Arizona Commercial Banking, BMO Harris Bank, from September 2012 to 2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, from June 2006 until his departure in February 2016.

•	Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003 to 2006.

BARBARA KENNEDY
CHIEF HUMAN RESOURCES OFFICER Age: 54 Executive Officer since: 2018	Education: B.A., University of Missouri-Columbia

  Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards.

  Biographical Information

•	Chief Human Resources Officer, Western Alliance Bancorporation, since April 2018.
•	Senior Vice President of Human Resources, Encore Capital Group, from April 2014 to April 2018.
•	Senior Vice President of Human Resources, United Stationers Supply Company, from August 2008 to March 2014.
•	Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, from August 2008 to March 2014.
•	Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., from August 1999 to July 2008.
•	Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            31

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

RANDALL THEISEN
CORPORATE SECRETARY AND GENERAL COUNSEL Age: 62 Executive Officer since: 2013	Education: B.A., University of Wisconsin-Madison, J.D., Arizona State University

  Mr. Theisen has close to 40 years of experience representing financial institutions in banking, corporate and financial services law.

  Biographical Information

•	Corporate Secretary and General Counsel, Western Alliance Bancorporation, since February 2013, prior to which he was General Counsel for the Company starting in February 2006.
•	Prior to joining Western Alliance Bancorporation and Western Alliance Bank he served as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm.
•

Named a “Leading Lawyer 2006” and “Best of the Bar 2005” for banking attorneys by The Business Journal of Phoenix, and as the “Arizona Public Company Counsel of the Year” in 2014 by the Association of Corporate Counsel.

32            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

(1)	establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates;

(2)	reflect the attainment of short- and long-term financial performance goals;

(3)	enhance the Company’s ability to attract and retain qualified executive officers; and

(4)	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2020

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth A. Vecchione, President and Chief Executive Officer;

•	Robert Sarver, Executive Chairman;

•	Dale Gibbons, Vice Chairman and Chief Financial Officer;

•	Randall Theisen, Corporate Secretary and General Counsel;

•	Tim Boothe, Chief Operating Officer

Aligning Executive Compensation with Metrics that Drive Stockholder Value

We believe in aligning our executive compensation with the interests of our stockholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation. The compensation mix set forth below displays the 2020 compensation mix of our CEO and all other NEOs.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            33

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2020 Performance and Compensation

The Company’s overall compensation structure did not change in 2020, and continues to strongly link executive pay to performance that benefits stockholders. A significant portion of total direct compensation depends on the Company’s achieving challenging performance targets established in its annual bonus plan and equity awards.

Year-Over-Year Growth
• Deposits: +$9.1 billion / 40.1% • Loans: +$5.9 billion / 28.1%	• Earnings per Share: +0.20 / 4.1% • Pre-Provision Net Revenue*: +$122.6 M / 19.7%

2020 resulted in another year of record performance for the Company. The performance highlights include:

Strong Financial Performance	• Net income available to common stockholders of $506.6 million for 2020, compared to $499.2 million for 2019.
• Diluted earnings per share of $5.04 for 2020, compared to $4.84 per share for 2019.
• Pre-Provision Net Revenue* of $ 746.1 million in 2020, compared to $623.5 million in 2019, or 19.7% YoY.
• Tangible common equity ratio* of 8.6%, compared to 10.3% at December 31, 2019.
• Return on average assets of 1.61% and return on tangible common equity* of 17.7% in 2020, compared to 2.0% and 19.6%, respectively, in 2019.

Sustained Balance Sheet Growth	• Increase in total loans of $5.9 billion, or 28.1% YoY.
• Increase in total deposits of $9.1 billion, or 40.1% YoY.

Focused Asset Quality	• Net loan charge-offs to average loans outstanding of 0.06% for 2020, compared to 0.02% for 2019.
• Nonperforming assets (nonaccrual loans and repossessed assets) of 0.32% of total assets, compared to 0.26% at December 31, 2019.

Return of Capital	• Quarterly dividend of $0.25 per share of common stock.
• 2.1M shares repurchased in 2020, reducing shares outstanding by 2.0%.

The Company made the following noteworthy compensation decisions in 2020:

•

Increased the CEO’s bonus target to 125% in recognition of the Company’s strong performance and to align him with market data for CEOs in the Peer Group (as defined on page 36); increased the CEO’s base salary by 4.4%, consistent with the terms of Mr. Vecchione’s 2018 offer letter.

•	Updated the Earnings Per Share (“EPS”) performance metric in the annual bonus plan to Adjusted EPS based on Pre-Provision Net Revenue (“PPNR”).

•	Increased the maximum bonus payout for the 2020 annual bonus plan to 175%; however, capped actual 2020 annual bonus payout at 160% due to macroeconomic uncertainties.

*	Non-GAAP financial measure: See our 2020 Annual Report on Form 10-K for further information and a reconciliation to the most directly comparable GAAP financial measure.

34            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Ranked #1 Best Performing Bank of the 50 Largest U.S. Banks by S&P Global Market Intelligence.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Compensation Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for stockholders. The Company expects that its compensation program will enable it to attract and retain the high quality executive officers required to successfully manage and grow the Company. The Compensation Committee, the Board of Directors and management work together to ensure that compensation practices fairly reward executives for leading the Company through uncertain times, achieving predetermined performance criteria and implementing sound risk management practices. The Compensation Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2020 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. Over 97% of voting stockholders voted in favor of the 2019 compensation of the named executive officers as disclosed in the 2020 proxy statement. The Compensation Committee considered the results of the 2020 say-on-pay vote in determining 2021 compensation, but did not make pay changes as a direct result of the advisory vote or feedback from stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Benchmarking of Compensation

The 2020 Peer Group is comprised of 21 banking organizations the Company used to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Compensation Committee uses a subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2020 Peer Group were:

•  Bank of Hawaii Corporation

•  Bank OZK

•  BankUnited, Inc.

•  Cathay General Bancorp

•  Columbia Banking System, Inc.

•  Cullen/Frost Bankers, Inc.

•  East West Bancorp, Inc.

•  First Horizon Bank

•  IBERIABANK Corporation

•  Investors Bancorp, Inc.

•  Old National Bancorp

•  Pacific Premier Bancorp, Inc.

•  PacWest Bancorp

•  Pinnacle Financial Partners Inc.

•  Signature Bank

•  SVB Financial Group

•  Synovus Financial Corporation

•  Texas Capital Bancshares, Inc.

•  UMB Financial Corporation

•  Umpqua Holdings Corporation

•  Valley National Bancorp

The Compensation Committee reviewed the Company’s Peer Group with the Consultant in 2020 to ensure that the Peer Group continues to be appropriate in light of the Company’s continued growth. After discussing potential alterations to the current Peer Group with the Consultant, the Compensation Committee approved modifying the Peer Group for 2021 by removing Columbia Banking System, Inc., Cathay General Bancorp and IBERIABANK Corporation and including F.N.B. Corporation, Prosperity Bancshares and Sterling Bancorp.

36            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group information is an important part of the analysis the Consultant provides to the Compensation Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time complying with applicable regulatory requirements. The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2020 consisted of:

Principal Element		Form	Objectives

Base Salary		Cash	• Attract and retain key talent through competitive fixed compensation. • The only fixed source of cash income.
Annual Bonus		Cash

•  Create a pay-for-performance model with clearly established goals and metrics.

•  Motivate and retain key executives through the potential for significant cash compensation by achieving established goals that deliver value to stockholders.

•  Designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals.

Long-Term Equity	Performance Based Stock Units	Stock

•  Connect executives’ individual interests and the long-term success of the Company.

•  Performance metrics are established for a three-year period and weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative total stockholder return compared to the KBW Regional Banking Index.

	Restricted Stock Awards	Stock

•  Align executives’ interests with those of stockholders through the establishment of meaningful share ownership.

•  Retain key executives with time-vested stock grants.

•  Work in tandem with the Company’s Stock Ownership Guidelines to create and require meaningful stock ownership by executives.

Standard Benefits and Limited Perquisites		Benefits and Perquisites

•  Generally, offer executives the same benefit plans that are available to all full-time employees, plus voluntary benefits that an executive may select and pay for.

•  De-emphasizes benefits and perquisites for NEOs in favor of a performance-based compensation approach.

•  Provide limited job related special benefits, including vehicle allowance and access to the corporate jet for work related travel.

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO and Executive Chairman, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers other than the CEO and Executive Chairman, the Compensation Committee receives input from Messrs. Vecchione and Sarver and considers its own assessment of their performance as it has frequent exposure to these officers.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            37

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. In 2020, the Board of Directors determined the base salaries for Messrs. Vecchione and Sarver after reviewing the Compensation Committee’s analysis. The Compensation Committee determines the base salaries for other executive officers (including the NEOs) after considering the Consultant’s analysis, recommendations from Messrs. Vecchione and Sarver, and making its own assessments regarding individual performance, experience and other factors.

2020 Salary Determination

In January 2020, the Compensation Committee reviewed the base salary for all executive officers. The full Board previously approved Mr. Vecchione’s base pay increase of 4.4% as part of his 2018 Offer Letter. The Compensation Committee did not recommend a change to the base salary for Mr. Sarver. With respect to the remaining NEOs, the Compensation Committee decided upon base increases of 5% for Messrs. Gibbons and Theisen. Mr. Gibbon’s increase was to recognize strong performance in 2019 and goal attainment. Mr. Theisen’s increase was to acknowledge his strong performance in connection with the assumption of additional responsibilities with respect to the risk management function. Mr. Boothe’s base salary had been adjusted when he assumed the role of Chief Operating Officer in late 2019.

2021 Salary Determination

In January 2021, the Compensation Committee reviewed the base salary for all executive officers. When evaluated in context of our peer companies and the continued success of the Company, the Compensation Committee approved the following merit based salary increases for the NEOs in 2021.

	2020 Base Salary	Increase	2021 Base Salary

Vecchione	$1,200,000	2.1%	$1,225,000

Sarver	$900,000	—%	$900,000

Gibbons	$730,013	—%	$730,013

Theisen	$441,000	5.0%	$463,000

Boothe	$390,000	9.0%	$425,000

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

The Compensation Committee reviews and analyzes the Annual Bonus Plan performance factors on a yearly basis, and believes that the year over year results prove the Company’s demonstrable history of Pay for Performance, as shown on page 35. The Annual Bonus Plan keeps the Company focused on growing its loan portfolio, being its own source of funding through deposit growth, maintaining constant attention to credit quality, and delivering stockholder value.

38            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2020 Annual Bonus Determination

The adoption of the Current Expected Credit Loss (“CECL”) methodology in 2020 resulted in a shift away from management’s long-standing recommendation to emphasize GAAP EPS for short-term incentive targets, toward an Adjusted EPS metric based on PPNR. The Compensation Committee believed that the abandonment of the matching principle of accounting required by CECL created a potential distortion in EPS with respect to a single year performance period, and the Compensation Committee recognized that linking annual bonuses with EPS may not incentivize the best long-term value for stockholders. Therefore, the Compensation Committee adopted the Performance Factors and Performance Targets as set forth in the table below.

In addition to the implementation of CECL, the impact of the COVID-19 pandemic made annual bonus projections more difficult than in prior years. Therefore, the Compensation Committee took a cautious and moderated approach with respect to executive bonuses throughout the year. While the Company’s performance demonstrated strength, the Compensation Committee regularly considered whether the Adjusted EPS metric was producing a rational result, whether current loan modifications might impact future credit quality, and whether management interests were appropriately linked to stockholders’ interests.

Management and the Compensation Committee worked closely to understand the impact of the pandemic on the company and to correlate it with the Annual Bonus plan outside of the routine calculations. As the Company demonstrated its business model worked well throughout 2020 and was able to absorb the shock of the COVID-19 pandemic without sacrificing performance, the Compensation Committee approved an annual bonus payout calculated according to the pre-pandemic metrics adopted in January 2020. In its discretion, the Compensation Committee decided to adjust the final payout to 160% to account for the extraordinary events of the year.

The Company’s target performance and actual performance for each bonus metric is provided below. The goals were above industry averages, and overall performance was at the top of the Peer Group.

Performance Factor	Target Performance	Actual Performance	Target Weight	Actual Weight Based on Performance

Adjusted Earnings per Share (1)	$5.20	$5.59	40.0%	74%

Net Charge-Off Ratio (2)	<0.12%	0.06%	7.5%	12%

Classified Asset Ratio (3)	<1.00%	0.61%	7.5%	12%

Non-Credit Enhanced Deposit Growth (4)	$3,100 million	$8,418 million	10.0%	18.00%

Organic Loan Growth (5)	$2,600 million	$4,477 million	10.0%	18.00%

Soft Cost Non-Interest Deposit Growth (6)	$250 million	$1,819 million	10.0%	25%

Quality Control (7)	Achieves	Achieves	15.0%	15%

		Total	100.0%	173%

(1)	Adjusted Earnings per Share equals ((PPNR (adjusted for PPP) less Net Charge-Offs) x (1 – Effective Tax Rate)) / Average Diluted Shares Outstanding

(2)	The Net Charge-Off ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.

(3)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2020.

(4)	The year-over-year deposit growth excludes accounts with credit enhancements, such as letters of credit, collateralized deposits and reciprocal deposit arrangements.

(5)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans acquired by acquisition, certain syndications, and residential mortgage bulk purchases.

(6)	The year-over-year growth in deposits that do not bear interest and do not require reimbursement for customers’ banking related operating expenses of our unused earnings credits.

(7)

Quality Control refers to the Company’s performance in maintaining an effective risk management program and sound control environment, based in part on regulatory examination and internal audit results. Company’s performance in this category is assessed each year by the Directors Risk and Audit Committees, which recommend a payout percentage for final approval by the Compensation Committee.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            39

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the annual incentive compensation targets, expressed as a percentage of annual cash salary and bonus targets, as well as achievements and payouts under the Annual Bonus Plan.

Name	Target (% of Actual Salary)	2020 Bonus Earned ($)	2020 Bonus Paid ($)	2020 Bonus Paid (as % of Target)

Vecchione	125%	2,487,693	2,487,693	160%

Sarver	100%	1,495,385	1,495,385	160%

Gibbons	100%	1,206,526	1,206,526	160%

Theisen	65%	473,761	473,761	160%

Boothe	65%	421,200	421,200	160%

2021 Annual Bonus Determination

Based on the ongoing success and growth of the company, the Compensation Committee reevaluated the target bonus amounts for the Company’s executive officers, including the NEOs in February 2021. The Compensation Committee determined that increases to target bonus were appropriate in some cases and recommended an increase to Mr. Vecchione’s target by 17.5% to 142.5%, which was approved by the Board. The Compensation Committee reviewed the target bonus for CEOs in the Peer Group and determined the increased bonus target is consistent with strategy, competitive with the Peer Group and reflective of pay philosophy. Similarly, the Compensation Committee increased the target bonuses for Messrs. Theisen and Boothe by 15% to 80%.

Name	Target (% of Actual Salary)	2021 Target Bonus ($) (1)	2021 Maximum Bonus (as % of Target)	2021 Maximum Bonus ($) (1)

Vecchione	142.5%	$1,745,625	185%	$3,229,406

Sarver	100%	900,000	185%	1,665,000

Gibbons	100%	730,013	185%	1,350,524

Theisen	80%	370,400	185%	685,240

Boothe	80%	340,000	185%	629,000

(1)	All amounts provided herein are estimates.

The Compensation Committee adopts bonus performance targets in consultation with Messrs. Sarver, Vecchione, and Gibbons. Based on the information available at the beginning of the year about competitive performance expectations, the Compensation Committee approved the 2021 Annual Bonus Plan with the following criteria and weighting factors:

Performance Factor	Target Weight	Maximum Weight Based on Performance

Adjusted Earnings per Share	40.0%	80%

Net Charge-Off Ratio	7.5%	15%

Classified Assets to Total Asset Ratio	7.5%	15%

Soft Cost Non-Interest Deposit Growth	10.0%	20%

Non-Credit Enhanced Deposit Growth	10.0%	20%

Organic Loan Growth	10.0%	20%

Quality Control	15.0%	15.0%

	100.0%	185%

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2020 annual equity grants for the NEOs at its February meeting. The grant date for the annual equity grant for all NEOs was the day of the Board of Directors’ February meeting.

40            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EPS is the most significant component of the LTI performance metrics used because the Compensation Committee believes it is the best measure available to evaluate the Company’s success and ability to deliver value to stockholders over time. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. Long-term EPS growth also addresses the importance of stable asset quality through loan charge-offs and the provision for credit losses. The immediate impact of CECL at the time of loan origination is mitigated over a 3-year performance period. Additionally, EPS targets are aligned with the Company’s long-term financial plans, which the Board and management have assessed for achievability.

As mentioned above, the Compensation Committee and the CEO believe that EPS related metrics correlate to the best measures of the Company’s success and its ability to deliver value to stockholders. Reaching long-term EPS goals is critical to the Company’s growth strategy, and challenging LTI targets are designed to deliver performance that is better than the Peer Group. The Company has consistently delivered outstanding results to stockholders by focusing on this strategy. Therefore, in both 2020 and 2021, the Company continued to design its performance-based equity awards primarily around the achievement of specified EPS targets. However, the Compensation Committee also recognizes the importance of total stockholder return (“TSR”), especially in light of the SEC’s proposed “Pay for Performance” rules.

2020 LTI Determination:

Given the ongoing success of the Company’s pay-for-performance approach, the Compensation Committee decided to continue granting performance-based stock unit awards (“PSUs”) to Company executives in 2020. The Compensation Committee believes that performance-based shares connect an executive’s individual interests and the long term success of the Company. After considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Vecchione and the Consultant, the Compensation Committee decided that the performance targets for the PSUs covering the 2020-2022 performance period would be weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2020-2022 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	15.30

50%		15.30

100%		16.25

200%		17.20 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

Each NEO is awarded a target number of PSUs; however, the actual number of shares of common stock received will depend on the Company’s actual performance at the end of the 3-year performance period. The PSUs will be forfeited, and the accounting expense reversed, if the established threshold performance goals are not achieved or in the event of termination of employment that is not in connection with a Change in Control (as defined in the 2005 Stock Incentive Plan) or a Qualified Retirement as defined in the award agreement.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. Mr. Vecchione was awarded the number of PSUs and RSAs approved pursuant to his Offer Letter, and the other NEOs received LTI grants commensurate with their position and responsibilities within the Company.

Name	RSAs (#)	PSUs (#)

Vecchione	21,194	21,193

Sarver	19,869	19,869

Gibbons	6,446	6,446

Theisen	3,894	3,894

Boothe	3,541	3,541

2021 LTI Determination

In early February 2021, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Sarver and the Consultant, the Compensation Committee designed performance targets for the PSUs covering the 2021-2023 performance period in the same way as the 2020-2022 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

The Compensation Committee approved the following performance targets for the 2021-2023 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	17.25

50%		17.25

100%		18.9

200%		21.00 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance. Other than the revised performance targets, the 2021 PSUs have the same terms as the 2020 PSUs.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. The Compensation Committee’s recommendation was consistent with market data for Mr. Vecchione. All other NEOs also received a combination of RSAs and PSUs with the same measures provided above, and in amounts commensurate with their position and responsibilities within the Company.

42            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Name	RSAs (#)	PSUs (#)

Vecchione	17,661	17,660

Sarver	14,717	14,717

Gibbons	6,214	6,214

Theisen	3,029	3,028

Boothe	2,355	2,354

Compensation Recovery

The Company has a compensation recovery policy that would apply if the result of a performance measure upon which an award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee, in its sole discretion, may direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid if such event had not occurred.

Executive Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Each actively employed NEO is required to remain in full compliance with these requirements.

Name	Ownership Guidelines	Status

Vecchione	5x base salary	Comply

Sarver	5x base salary	Comply

Gibbons	4x base salary	Comply

Theisen	3x base salary	Comply

Boothe (1)	3x base salary	Comply

(1)	Mr. Boothe became an Executive Officer in 2019 and is within the five-year compliance phase-in period.

Hedging and Pledging of Company Securities

The Company’s Insider Trading Policy and Stock Ownership Guidelines prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, and (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. Please see footnote 3 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            43

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2020, see the Deferred Compensation Plan table and accompanying narrative below.

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to certain executive officers. Historically, compensation that qualified as “performance-based compensation” and met certain other requirements was exempt from the deduction limitation. However, the Tax Cuts and Jobs Act of 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017.

The Compensation Committee views the availability of a tax deduction as a relevant consideration, subject to its primary responsibility of providing a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success, and it retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

The Compensation Committee also takes into consideration other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2020, the Compensation Committee met with the Company’s CFO, CRO, CHRO and Deputy General Counsel to discuss, evaluate and review all of the Company’s incentive compensation plans. The Compensation Committee and CRO identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Compensation Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Robert Latta (Chairman)

Marianne Boyd Johnson

Steve Hilton

Todd Marshall

Bryan Segedi

44            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “Salary” discloses the amount of base salary paid to each NEO during the year, including amounts paid by Company subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Kenneth Vecchione Chief Executive Officer (President until April 1, 2018)	2020	1,243,846		2,399,952	2,487,693		138,780	6,270,271
	2019	1,148,077	—	2,299,960	1,722,116	—	91,130	5,261,283
	2018	1,088,462	—	2,199,951	1,499,273	—	43,145	4,830,831
Robert Sarver	2020	934,616		2,249,966	1,495,385		159,854	4,839,821
Executive Chairman	2019	900,000		2,249,956	1,350,000		121,861	4,621,817
(Chairman and Chief Executive Officer until April 1, 2018)	2018	934,616	—	2,250,027	1,287,362	—	100,280	4,572,285
Dale Gibbons	2020	754,079		729,945	1,206,526		96,222	2,786,772
Vice Chairman and	2019	692,914	75,000	695,228	1,039,370		71,073	2,573,585
Chief Financial Officer	2018	666,346	—	702,000	917,841	—	61,425	2,347,612
Randall Theisen	2020	455,539		440,957	473,761		48,843	1,419,100
General Counsel	2019	417,693	60,000	419,980	407,250		43,584	1,348,507
Tim Boothe	2020	405,000		400,983	421,200	341,987	166,708	1,735,878
Chief Operating Officer

(1)

Stock awards consisted of restricted stock and performance-based stock units. The amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. The amounts disclosed represent the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 at the target level of payout.

For all years in which such person was a NEO, the value of the performance-based stock unit awards based on maximum performance as of the grant date was: Mr. Vecchione—$2,399,895, $2,299,915 and $2,199,951 in 2020, 2019 and 2018 respectively; Mr. Sarver—$2,249,966, $2,249,911, and $2,250,027 in each of 2020, 2019, and 2018, respectively; Mr. Gibbons—$729,945, $695,183, and $702,000 in each of 2020, 2019, and 2018, respectively; Mr. Theisen—$440,957 and $419,980 in 2020 and 2019; and Mr. Boothe—$400,983 in 2020. The Grants of Plan-Based Awards During 2020, Outstanding Equity Awards at Fiscal Year End and the Option Exercises and Stock Vested in 2020 tables include additional information with respect to all awards outstanding as of December 31, 2020.

Each participant that received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS and TSR. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this proxy statement for more details regarding our equity compensation program.

(2)

The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2020, and may not be deferred at the election of the NEO. The amounts reported in this column consist of earnings pursuant to the Annual Bonus Plan for the year indicated.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the named executive officer participating in the Company’s Supplemental Early Retirement Plan (“SERP”). The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015 and, therefore, the only named executive officer participating in the SERP is Mr. Boothe. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 5.25% and a salary rate increase of 3.0% was used to determine the present value of the accumulated benefit. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)	Mr. Theisen was not an NEO in 2018. Mr. Boothe was not an NEO in 2019 or 2018.

(5)

Components of the “All Other Compensation” column include premiums paid by the Company in 2020 with respect to life, disability, medical, dental and vision insurance for the benefit of the NEOs, and matching contributions made by the Company in 2020 to the NEOs’ health savings accounts, 401(k) Plan and/or the Restoration Plan, and other perquisites.

Name	Insurance Premiums ($)	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Dividends on Restricted Shares	Relocation (2)	Perquisites ($) (3)	Total ($)

Vecchione	20,460	12,742	93,578	—	12,000	138,780

Sarver	17,686	75,755	54,413	—	12,000	159,854

Gibbons	9,225	63,625	11,372	—	12,000	96,222

Theisen	17,925	8,871	10,047	—	12,000	48,843

Boothe	17,616	11,076	13,715	112,301	12,000	166,708

(1)

In 2020, the Company matched 75% of the executive’s first 6% of compensation contributed to the 401(k) Plan. Each executive is fully vested in his or her contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

(2)

As part of Mr. Boothe’s promotion to Chief Operating Officer he intends to move to the Phoenix area. Due to restrictions related to the COVID-19 pandemic, his move has been postponed. During this transitionary time, certain reimbursements related to his future move are taxable to him (e.g. maintaining a secondary residence in Phoenix).

(3)	Perquisites include a car allowance for each NEO.

Pension Benefits for 2020

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association SERP from which Mr. Boothe benefits. The following table sets forth information regarding pension benefits accrued during the last fiscal year.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

Kenneth Vecchione	—	—	—	—

Robert Sarver	—	—	—	—

Dale Gibbons	—	—	—	—

Randall Theisen	—	—	—	—

Tim Boothe	SERP	17	1,604,893	—

(1)

The figures shown are determined as of the plan’s measurement date during 2020 under FASB ASC Topic 715, Retirement Benefits, for purposed of our audited financial statements. For the discount rate and other assumptions used for this purpose, please refer to Note 18. Employee Benefit Plans in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K for the year ended December 31, 2020.

46            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Grants of Plan-Based Awards During 2020

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2020. No stock options were granted to NEOs in 2020.

•	“ABP” is the annual incentive cash award payable pursuant to our 2020 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

For a more complete understanding of the table, please read the related narrative.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Awards ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Kenneth Vecchione
ABP		1,125,000	1,500,000	2,625,000
PSU	2/7/2020				10,597	21,193	42,386		1,199,948
RSA	2/7/2020							21,194	1,200,004
Robert Sarver
ABP		675,000	900,000	1,575,000
PSU	2/7/2020				9,935	19,869	39,738		1,124,983
RSA	2/7/2020							19,869	1,124,983
Dale Gibbons
ABP		547,510	730,013	1,277,523
PSU	2/7/2020				3,223	6,446	12,892		364,973
RSA	2/7/2020							6,446	364,973
Randall Theisen
ABP		214,988	286,650	501,638
PSU	2/7/2020				1,947	3,894	7,788		220,478
RSA	2/7/2020							3,894	220,478
Tim Boothe
ABP		190,125	253,500	443,625
PSU	2/7/2020				1,771	3,541	7,082		200,491
RSA	2/7/2020							3,541	200,491

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2020 pursuant to the 2020 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2020-2022 performance cycle pursuant to the PSUs issued as part of our 2020 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS and total stockholder return during the performance period. Threshold, target and maximum award amounts are payable upon achievement of a cumulative EPS of $15.30, $16.25, and $17.20, respectively, and total stockholder percentiles of 25, 50, and 75, respectively. For more information regarding performance unit awards, please refer to the “Long-Term Incentive Compensation” section of the CD&A.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Awards (Column 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2020 annual equity awards. These are time vested awards which will vest 50% on the second and third anniversaries of the grant date.

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2020 annual equity awards, the grant date fair value is based on the target number of shares, which the Company currently estimates as a probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are settled may range from zero to 200%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each NEO as of December 31, 2020. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2020 ($59.95), by the number of shares of unvested stock.

		Stock Awards

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Grant Year	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Vecchione	81,078	4,860,626	2018	37,606	2,254,480
			2019	50,962	3,055,172
			2020	21,193	1,270,520
Robert Sarver	54,413	3,262,059	2018	38,462	2,305,797
			2019	49,854	2,988,747
			2020	19,869	1,191,147
Dale Gibbons	17,149	1,028,083	2018	12,000	719,400
			2019	15,404	923,470
			2020	6,446	386,438
Randall Theisen	10,047	602,318	2018	6,000	359,700
			2019	9,306	557,895
			2020	3,894	233,445
Tim Boothe	9,965	597,402	2018	3,530	211,624
			2019	4,172	250,111
			2020	3,541	212,283

(1)

Based on performance through the end of 2020, amounts shown represent the Company achieving maximum performance goals for the PSUs granted on January 30, 2018 for the 2018-2020 performance period, achieving maximum performance goals for the PSUs granted on February 5, 2019 for the 2019-2021 performance period and achieving target performance goals for the PSUs granted on February 7, 2020 for the 2020-2022 performance period. Mr. Boothe’s 2019 PSUs were granted on February 21, 2019 because he was not yet an Executive Officer. All Non-Executive Officer grants in 2019 were made on February 21, 2019.

48            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Vested and Options Exercised in 2020

The following table provides information concerning the vesting of stock during 2020 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2020, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2020.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth Vecchione	34,401	1,405,537

Robert Sarver	86,340	4,342,291

Dale Gibbons	19,170	967,713

Randall Theisen	9,585	483,857

Tim Boothe	13,505	587,576

Nonqualified Deferred Compensation in 2020

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2020” indicates the aggregate amount contributed to such plans by each NEO during 2020. In 2020, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($) (1)	Aggregate Earnings in 2020 ($)	Aggregate Balance at 12/31/20 ($)

Kenneth Vecchione	—	—	—	—

Robert Sarver	126,692	63,347	4,750	1,506,853

Dale Gibbons	103,925	51,962	1,790	609,099

Randall Theisen	—	—	—	—

Tim Boothe	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

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EXECUTIVE COMPENSATION

CEO PAY RATIO

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2020. The compensation for our CEO in 2020 was approximately 57 times the pay of our median employee.	57:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione and including Mr. Sarver, who were employed by us on December 1, 2020. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2020 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2020 payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2020.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2020 received total compensation in the amount of $109,540, whereas our CEO’s total compensation for 2020 totaled $6,270,271, such that our 2020 CEO to median employee pay ratio was 57:1.

Potential Payments upon Termination or Change in Control

On February 25, 2020, the Compensation Committee, under its Board delegated authority, approved the Western Alliance Bancorporation Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, certain executives, including the Company’s NEOs, who are designated by the Board and who enter into individual participation agreements are eligible to participate in the Severance Plan and to receive severance and certain other payments under the circumstances set forth in the Severance Plan. All current NEOs have signed the Severance and Change in Control Plan; therefore, all NEOs were eligible for severance benefits payable pursuant to the Severance Plan.

The Severance Plan generally provides that severance benefits will be paid upon

•

the termination of an executive’s employment for unsatisfactory work performance (as defined in the Severance Plan, “Poor Performance”) that does not provide grounds for termination with Cause (as defined in the Severance Plan);

•	the termination of an executive’s employment without Cause (other than a termination for Poor Performance) by the Company or an Affiliate (as defined in the Severance Plan;

•	a retirement at or after age sixty with at least ten years of continuous service (as defined under the Company’s 2005 Stock Incentive Plan) (a “Qualified Retirement”); and

•

the termination of an executive’s employment without Cause (other than a termination for Poor Performance) or by the executive for Good Reason (as defined in the Severance Plan), in either case within the twenty-four month period following a Change in Control (as defined below) (a “Change in Control Termination”).

Under the Severance Plan, in the event of a qualifying termination of employment in any of the circumstances described above, and contingent upon the executive’s execution of a binding release agreement and waiver of claims, the executive will be entitled to receive Accrued Benefits (as defined in the Severance Plan), payable in accordance with the Company’s normal payroll practice, and the severance and other payments set forth in the Severance Plan. Following a termination for Poor Performance, the executive will receive a lump sum cash payment in an amount equal to nine months of the executive’s annual base salary for the year in which the termination occurs. Following a termination without Cause (other than a termination for Poor Performance), the executive will receive (i) a lump sum cash payment in an amount equal to one-and-a-half times the executive’s annual base salary for the year in which the termination occurs, plus (ii)a lump sum payment in an amount equal to the sum of (A) any annual bonus earned in the plan year prior to the plan year in which the termination occurs and (B) a pro rata amount of a target annual bonus for

50            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

the year in which the termination occurs, based on the number of days elapsed in the year the termination occurs, plus (iii) a lump sum cash payment in an amount equal to the Company’s portion of premiums paid for continuation coverage for up to twenty-four months following termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Following a Qualified Retirement, the executive will be entitled to receive a lump sum cash payment of a pro rata amount of the executive’s annual bonus for the year in which the Qualified Retirement occurs, based on the Company’s actual projected performance at the time of the Qualified Retirement.

With respect to a Change in Control Termination, pursuant to the Severance Plan, a Change in Control is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•

any transaction (including a merger or reorganization, in which the Company is the surviving entity), which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

Severance benefits in the event of a Change in Control consist of:

•	a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target incentive bonus amount;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

•	payment of a pro rata amount of the executive’s target incentive bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

If any amount or benefits to be paid or provided to an executive under the Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the executive’s payments and benefits will be reduced to one dollar less than the amount that would cause the payments and benefits to be subject to the excise tax, unless the executive would be better off (on an after-tax basis) receiving all payments and benefits and paying all applicable excise and income taxes.

The payment of benefits under the Severance Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2018, 2019 and 2020 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2020, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $1,506,853 for Mr. Sarver, $609,099 for Mr. Gibbons, and $0 for the CEO and other NEOs.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have become payable to each of our NEOs under then existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for Good Reason immediately following a Change in Control on December 31, 2020. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	5,400,000	2,487,693	11,440,798	27,263	19,355,754

Robert Sarver	3,600,000	1,495,385	9,747,750	28,205	14,871,340

Dale Gibbons	2,920,052	1,206,526	3,057,390	10,531	7,194,499

Randall Theisen	1,455,300	473,761	1,753,358	26,905	3,709,324

Tim Boothe	1,287,000	421,200	1,271,420	28,064	3,007,684

Cash Severance (Column 2) The cash severance amount upon a change in control termination represents a lump sum payment equal to the sum of (i) two times the executive’s base salary as of December 31, 2020, and (ii) two times the executive’s the target incentive bonus amount under the 2020 Annual Bonus Plan.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2020 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2020.

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2020. Amounts attributable to performance shares are based on the assumption that the 2018 and 2019 performance share awards would have vested based on achievement of maximum performance and 2020 performance shares would have vested at target performance. The value of each share of restricted stock and performance shares subject to accelerated vesting is equal to our common stock’s closing market price per share of $59.95 on December 31, 2020.

Welfare & Other Benefits (Column 5) The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts are based on premiums paid on the executive’s behalf in 2020.

52            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

EMPLOYMENT, NONCOMPETITION AND INDEMNIFICATION AGREEMENTS

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

The Company entered into an Offer Letter with Mr. Vecchione on May 1, 2017, pursuant to which Mr. Vecchione serves as President and CEO. In addition to his initial base salary, including increases through 2020, equity compensation, and participation rights in the Company’s bonus and incentive plans, Mr. Vecchione is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company. The agreement provides for Mr. Vecchione to participate in the Company’s change-in-control plan for executives, the details of which are discussed above.

Noncompetition Agreements

On July 31, 2002, the Company entered into a Noncompetition Agreement with Mr. Sarver, pursuant to which he has agreed not to compete with the Company nor solicit our employees or customers while he is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service.

In order to be eligible to receive benefits under the Severance Plan, each NEO must comply with the confidentiality, non-solicitation and non-disparagement covenants set forth in the Severance Plan. In addition, an executive whose employment terminates due to a Qualified Retirement or a Change in Control Termination must also comply with the non-competition covenants set forth in the Severance Plan.

In addition to the non-competition terms described above, in connection with the annual restricted stock unit grants received by the executive officers, the stock agreements related thereto each contain certain non-solicitation and confidentiality covenants pursuant to which the executive agrees not to disclose confidential Company information at any time and not to solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

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EXECUTIVE COMPENSATION

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Certain Transactions with Related Persons

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 28 for more information on these banking transactions.

Other than such banking transactions, there have been two related person transactions since the beginning of fiscal 2020: first, the Company’s bank subsidiary purchased season tickets for the Phoenix Suns’ 2020-2021 season for a total amount of $564,500 along with separate individual ticket purchases totaling $5,000. A refund of $49,438 was received in the current year for unused tickets due to the cancellation of a portion of the 2019-2020 season. Mr. Sarver is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. The tickets are used for business development purposes. Second, pursuant to Western Alliance Bank’s Use of Corporate Aircraft Policy, when Mr. Sarver and his related party, the Phoenix Suns, used Western Alliance Bank’s private airplane for non-Company use each paid arms-length transaction fees to Western Alliance Bank totaling $407,114 in 2020, with $189,094 paid by Mr. Sarver and $218,020 paid by the Phoenix Suns.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2020 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Certain Business Relationships

Mr. Sarver is the Managing Partner of the entity which owns the Phoenix Suns NBA basketball team. Mr. Hilton is a limited partner in the Phoenix Suns ownership group.

Policies and Procedures Regarding Transactions with Related Persons

In February 2021, the Board of Directors completed its annual review and approval of its Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with so-called related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee.

In accordance with Federal Reserve Board Regulation O, the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

54            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of the Record Date, April 16, 2021, the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

T. Rowe Price Associates, Inc. (3)	11,474,679	11.09%

The Vanguard Group (4)	8,048,318	7.78%

Wellington Management Group LLP (5)	8,371,390	8.09%

Bruce Beach	41,435	*

Timothy Boothe	51,000	*

Juan Figuereo	7,327	*

Dale Gibbons (6)	232,945	*

Howard Gould	38,487	*

Steven Hilton (7)	137,148	*

Marianne Boyd Johnson (8)	382,587	*

Robert Latta	47,000	*

Todd Marshall	463,604	*

Adriane McFetridge	10,666	*

Michael Patriarca	23,239	*

Robert Sarver (9)	902,180	*

Bryan Segedi	7,327	*

Donald Snyder	100,763	*

Sung Won Sohn	43,725	*

Randall Theisen	51,884	*

Kenneth Vecchione	333,885	*

All directors and executive officers as a group (19 persons)	2,907,932	2.81%

*	Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 16, 2021. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 13, 2021 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            55

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

(2)	Percentage calculated on the basis of 103,472,750 shares of common stock outstanding on April 16, 2021.

(3)

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on April 12, 2021. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price has sole voting power of 4,470,814 shares, shared voting power of 0 shares, sole dispositive power of 11,474,679 shares, and shared dispositive power of 0 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021. Vanguard has sole voting power of 0 shares, shared voting power of 67,297 shares, sole dispositive power of 7,900,270 shares, and shared dispositive power of 148,048 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based on a Schedule 13G filed by Wellington Management Group LLP “Wellington”) on February 4, 2021. Wellington has sole voting power of 0 shares, shared voting power of 0 shares, sole dispositive power of 7,671,915 shares, and shared dispositive power of 8,371,390 shares. Wellington’s address is 280 Congress Street, Boston, MA 02210.

(6)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

(7)	Mr. Hilton’s share ownership includes 61,548 shares held by a limited liability company.

(8)	Ms. Johnson’s share ownership includes 55,668 shares pledged or held in a margin account.

(9)

Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse, over which he disclaims all beneficial ownership; (ii) 5,000 shares held by Mr. Sarver’s children, over which he disclaims all beneficial ownership; and (iii) 89,822 shares held by a limited partnership.

56            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its officers and directors based on information supplied by them. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2020, its officers and directors were in compliance with all applicable filing requirements, except:

•	Ms. Kennedy made one late filing attributable to a tax withholding on an out of cycle grant.

•	Mr. Boothe made one late filing attributable to a tax withholding on an out of cycle grant.

Equity Compensation Plan Information

As of December 31, 2020, there are no outstanding options under the Company’s 2005 Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares of common stock remaining available for future issuance under the Company’s 2005 Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	23,345	$18.24	3,379,458

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	23,345	$18.24	3,379,458

(1)	Shares issued in respect of these assumed options do not count against the share limits of the 2005 Stock Incentive Plan.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            57

EXECUTIVE COMPENSATION

PROPOSAL NO. 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2018 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

58            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

INDEPENDENT AUDITORS

FEES AND SERVICES

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2021, and the related internal controls over financial reporting, as of December 31, 2021. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2020 and 2019.

	Fiscal Year 2020 ($)	Fiscal Year 2019 ($)
Audit Fees	1,539,350	1,173,256
Audit-Related Fees	30,450	33,600

Total	1,589,800	1,206,856

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees for 2020 also include amounts related to debt and stock offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to RSM US LLP in 2019 and determined that such services and fees are compatible with the independence of RSM US LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit and Audit-Related Fees described above were approved by the Audit Committee before services were rendered.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            59

INDEPENDENT AUDITORS

PROPOSAL NO. 3. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal No. 3. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2021 and the Company’s internal control over financial reporting as of December 31, 2021. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

60            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

ADDITIONAL INFORMATION

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 16, 2021 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 103,472,750 shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person* or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxypush.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:59 p.m. Eastern Time on June 14, 2021. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as votes against the proposal.

Proposal No. 3 – Ratification of Auditor. Abstentions will have the same effect as votes against this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the thirteen director nominees for a one year term, FOR the approval of our executive compensation, and FOR the ratification of our auditors.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2020 fiscal year with the Securities and Exchange Commission (“SEC”) on February 25, 2021. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxypush.com/WAL or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            61

ADDITIONAL INFORMATION

VOTING RIGHTS

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, “and “FOR” the ratification of our auditor.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to take action based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2021 will stand, unless the Audit Committee finds other good reason for making a change.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

62            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

ADDITIONAL INFORMATION

OTHER MATTERS

Other Matters

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 30, 2021, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials. The Company will pay all expenses incurred in this solicitation.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. The Company is paying the costs of this solicitation. In addition, the Company has retained Morrow Sodali, LLC of 470 West Ave. Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $9,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2022 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2022 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 31, 2021 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2022 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 15, 2022 and the close of business on March 17, 2022. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2022 Annual Meeting is held more than 30 days from the anniversary of the 2020 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not to be included in the proxy statement by the later of the 90th day before the 2021 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2022 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT            63

ADDITIONAL INFORMATION

OTHER MATTERS

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2020 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxypush.com/WAL.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

ROBERT SARVER

EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: April 30, 2021

64            WESTERN ALLIANCE BANCORPORATION 2021 PROXY STATEMENT

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/WAL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-249-5139 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Western Alliance Bancorporation

Annual Meeting of Stockholders

For Stockholders as of record on April 16, 2021

TIME:	Tuesday, June 15, 2021 11:00 AM, Mountain Time
PLACE:	One East Washington Street, Suite 1400 Phoenix, AZ 85004

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dale Gibbons and Randall S. Theisen, or either of them, as proxies, with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM MST June 15, 2021, at 1 E. Washington St., Ste 1400, Phoenix, AZ 85004, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Western Alliance Bancorporation

Annual Meeting of Stockholders

Please make your marks like this:☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	WITHHOLD
	1.01 Bruce Beach	☐	☐		FOR

	1.02 Juan Figuereo	☐	☐		FOR

	1.03 Howard Gould	☐	☐		FOR

	1.04 Steven Hilton	☐	☐		FOR

	1.05 Marianne Boyd Johnson	☐	☐		FOR

	1.06 Robert Latta	☐	☐		FOR

	1.07 Adriane McFetridge	☐	☐		FOR

	1.08 Michael Patriarca	☐	☐		FOR

	1.09 Robert Sarver	☐	☐		FOR

	1.10 Bryan Segedi	☐	☐		FOR

	1.11 Donald Snyder	☐	☐		FOR

	1.12 Sung Won Sohn, Ph.D.	☐	☐		FOR

	1.13 Kenneth A. Vecchione	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on a non-binding advisory basis, executive compensation.	☐	☐	☐	FOR

3.	Ratify the appointment of RSM US LLP as the Company’s independent auditor.	☐	☐	☐	FOR

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

☐   Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date